Exhibit 32

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Greenwood Hall, Inc. (the “Company”) on Form 10-K for the period ended August 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Hall, the Chief Executive Officer, and I, Tina J. Gentile, the Interim Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 14, 2015

/s/ John Hall

____________________

John Hall

Chief Executive Officer

Date: December 14, 2015

/s/ Tina J. Gentile

____________________

Tina J. Gentile

Interim Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Greenwood Hall, Inc. and will be retained by Greenwood Hall, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.